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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 31, 2002
                        (Date of earliest event reported)



                             OPEN PLAN SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)

               Virginia                                0-20743                              54-1515256
     (State or Other Jurisdiction              (Commission File Number)                   (IRS Employer
           of Incorporation)                                                           Identification No.)

             4299 Carolina Avenue, Building C
                    Richmond, Virginia                      23222
         (Address of Principal Executive Offices)        (Zip Code)


               Registrant's telephone number, including area code:
                                 (804) 228-5600




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Item 5.           Other Events

BANKRUPTCY

         Bankruptcy Filing. As previously reported in a Form 8-K filed with the Commission on May 31, 2002, Open Plan Systems, Inc. (OTCBB: PLAN) (the "Company") filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the "Bankruptcy Court") on May 30, 2002. The case was assigned to Chief Judge Douglas O. Tice, Jr., case number 02-64657-DOT. Since filing its petition with the Bankruptcy Court, the Company has operated as a debtor in possession and has had its business and affairs managed by its directors and officers, subject to the supervision of the Bankruptcy Court.

         Monthly Operating Reports. On June 14, 2002, the Company filed with the Bankruptcy Court a detailed listing of assets, liabilities and related financial information set forth in a series of schedules and attachments. The summary cover sheet to those schedules and attachments (the "Cover Sheet") is filed as
Exhibit 99.1 and incorporated by reference herein. Pursuant to Bankruptcy Rule 2015 and the United States Trustee's Operating Guidelines and Reporting Requirements for Chapter 11 cases, the Company is obligated to file monthly operating reports with the Bankruptcy Court ("Monthly Operating Reports"). The Company filed its June 2002 unaudited Monthly Operating Reports with the Bankruptcy Court on July 15, 2002 and its July 2002 unaudited Monthly Operating Report with the Bankruptcy Court on August 13, 2002. The Company's unaudited Monthly Operating Reports for June 2002 and July 2002 are filed as Exhibits 99.2 and 99.3, respectively, and incorporated by reference herein.

         The  Company  cautions  readers not to place  undue  reliance  upon the information contained in the Cover Sheet and Monthly Operating Reports (collectively, the "Reports") because they contain unaudited information, and are in a format prescribed by the applicable bankruptcy laws. The Reports also contain information for periods that are shorter than those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Moreover, the Reports may include forward-looking statements subject to various assumptions regarding the Company's operating performance that may not be realized and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. Consequently, such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company's financial condition or operating results for future periods. Actual results for such periods may differ materially from the information contained in the Reports.

         Working Capital and Cash Collateral Orders. Since the Company filed its bankruptcy petition, the Company's working capital for the operation of its business has been derived from operations and past borrowings from Wachovia Bank, N.A. (the "Bank") under a revolving line of credit which is secured by substantially all of the Company's assets. The use of such funds has been subject to the terms and conditions of two interim Cash Collateral Orders entered by the

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Bankruptcy  Court on June 1, 2002 and July 7, 2002 and a Final  Cash  Collateral
Order entered by the Bankruptcy Court on July 31, 2002 (collectively, the "Cash Collateral Orders"). The Final Cash Collateral Order is filed as Exhibit 99.4 and incorporated herein by reference. The Cash Collateral Orders authorize the Company to utilize cash pursuant to periodic budgets prepared by the Company and approved by the Bank in its sole discretion. The current periodic budget filed as part of the Final Cash Collateral Order expires on August 23, 2002 and a new budget will need to be approved by the Bank in accordance with the terms of the Final Cash Collateral Order. If the current periodic budget expires without a new budget being approved by the Bank, the Company would lack sufficient liquidity to operate its business as a going concern. Further, the Bank may, by written notice to the Company, terminate the Company's ability to use cash collateral at any time for any reason and force the Company to liquidate its assets for the benefit of creditors. Although the Company does not anticipate the Bank exercising such rights prior to August 23, 2002, there can be no assurances that the Bank would not take such actions should it believe that its collateral position was suffering impairment.

         Solicitation of Third Party Transactions. On July 31, 2002, the Company entered into a preliminary letter of intent with TSRC, Inc. ("TSRC") to sell substantially all of its assets to TSRC (the "Letter of Intent"). Headquartered in Ashland, Virginia, TSRC has interests in retailers of office furniture and supplies in Virginia and Maryland. The proposed transaction with TSRC resulted from a search by the Company to identify interested buyers. The Letter of Intent is attached hereto as Exhibit 99.5 and incorporated by reference herein.

         Pursuant to the Letter of Intent, TSRC would purchase all of the Company's inventory, furniture and fixtures, machinery and equipment, and tradenames and other intangibles. TSRC would also assume selected leases. The Company would retain all other assets, including cash and accounts receivable, and all other liabilities. The Letter of Intent contemplates a projected sales price of approximately $530,000 for the purchased assets. The Company would also receive the proceeds from accounts receivable, which would be collected by TSRC for a 15% fee. Based on balances as of July 2, 2002, the collection of all such accounts would yield the Company approximately $1,261,000.

         The Letter of Intent is nonbinding, except with respect to each party bearing its own costs and expenses. It is subject to, among other things, TSRC's due diligence, the execution by the parties of a definitive purchase agreement and approval of the Bankruptcy Court.

         Pursuant to a motion filed by the Company on August 7, 2002, the Company requested that the Bankruptcy Court establish certain auction procedures and authorize the sale of substantially all of the Company's assets to TSRC or such other bidder submitting a higher qualified bid through the established auction procedures. Under such auction procedures bidders other than TSRC would be given the opportunity to submit a bid to purchase the Company's assets. As provided in the Letter of Intent, TSRC would receive a break up fee in the amount of $30,000 in the event a bidder submits a higher qualified bid which is approved by the Bankruptcy Court and such approved sale is ultimately consummated. A hearing has been scheduled for August 16, 2002 for the Bankruptcy Court to establish the bidding procedures, schedule an auction date and approve the payment of the proposed break up fee to TSRC under the conditions described in the Letter of Intent. In addition, a hearing has been scheduled for September 4, 2002, for the Bankruptcy Court to approve the sale to TSRC or to an alternative purchaser, if any, who submits a higher qualified offer at the scheduled auction.

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         Pursuant  to the terms of the  Letter of  Intent,  the  closing  of the transaction would occur five days following the date on which the order from the Bankruptcy Court approving the sale becomes final and nonappealable. Following such closing, the manufacturing operations of the Company would cease and the Company would be administer its remaining assets and liabilities in accordance
with  the  procedures   established  by  the  Bankruptcy  Code.  If  a  sale  of
substantially all of the Company's assets to TSRC as proposed in the Letter of Intent is approved by the Bankruptcy Court, it is anticipated that the proceeds of the sale would not be sufficient to pay all the Company's creditors and that no distribution of any kind would be made for the benefit of the Company's common shareholders.


FORWARD LOOKING STATEMENTS

         The Company cautions readers that the statements contained herein regarding the Company's future business plans, operations, opportunities or prospects, including any statements regarding the possible sale of substantially all of the Company's assets and possible bankruptcy procedures, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current knowledge and assumptions about future events and the Company's ability to obtain Bankruptcy Court approval for various operational and procedural issues. Actual events, results or performance may be materially different from any events, results or performance expressed or implied by such forward-looking statements. Consequently, the forward looking statements contained in this report should not be regarded as representations by the Company or any other person that any projected outcomes can or will be achieved. Nothing in this report is intended to be indicative of results for any future period. For more details on factors that could affect expectations, see the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (c)      Exhibits.

                  99.1 Summary Cover Sheet to Schedules from the Company's Voluntary Petition for Bankruptcy.

                  99.2 Monthly Operating Report for June, 2002, filed with the United States Bankruptcy Court for the Eastern District of Virginia on July 15, 2002.

                  99.3 Monthly Operating Report for July, 2002, filed with the United States Bankruptcy Court for the Eastern District of Virginia on August 13, 2002.

                  99.4 Final Cash Collateral Order entered by Chief Judge Douglas O. Tice, Jr. on July 31, 2002.

                  99.5 Letter to the Company from TSRC, Inc. dated July 26, 2002, indicating the intent of such party to purchase substantially all of the assets of the Company.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               OPEN PLAN SYSTEMS, INC.
                                    (Registrant)



Date:  August 14, 2002         By: /s/ Kathryn L. Tyler
                                   --------------------------------------
                                   Kathryn L. Tyler
                                   Chief Financial Officer, Secretary, Treasurer






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                                  Exhibit Index


Exhibit
Number                              Document
------                              --------

99.1 Summary Cover Sheet to Schedules from the Company's Voluntary Petition for Bankruptcy.

99.2 Monthly Operating Report for June, 2002, filed with the United States Bankruptcy Court for the Eastern District of Virginia on July 15, 2002.

99.3 Monthly Operating Report for July, 2002, filed with the United States Bankruptcy Court for the Eastern District of Virginia on August 13, 2002.

99.4 Final Cash Collateral Order entered by Chief Judge Douglas O. Tice, Jr. on July 31, 2002.

99.5 Letter to the Company from TSRC, Inc. dated July 26, 2002, indicating the intent of such party to purchase substantially all of the assets of the Company.